UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2004

BROOKTROUT, INC.
(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-20698	04-2814792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 FIRST AVENUE, NEEDHAM, MASSACHUSETTS 02494
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 449-4100

Item 5.  Other Events and Required FD Disclosure.

On March 25, 2004, we issued a press release announcing that we had entered into an agreement to acquire the outstanding capital stock of SnowShore Networks, Inc.  The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference in this report.  The information contained in the website cited in the press release is not a part of this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit Number	Title

99.1	Press release of Brooktrout, Inc. issued March 25, 2004 announcing agreement to acquire the capital stock of SnowShore Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKTROUT, INC.

(Registrant)

Date: March 26, 2004	By:	/s/ Eric R. Giler

Eric R. Giler
President
(Chief Executive Officer)

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press release of Brooktrout, Inc. issued March 25, 2004 announcing agreement to acquire the capital stock of SnowShore Networks, Inc.